UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): December 28, 2012

DEHAIER MEDICAL SYSTEMS LIMITED

(Exact name of registrant as specified in its charter)

British Virgin Islands	001-34661	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 501, 83 Fuxing Road

Haidian District, Beijing 100856

People’s Republic of China

 (Address of principal executive offices)

Registrant’s telephone number, including area code: (8610) 5166-0080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Items 5.02(b) and 5.02(c)

Effective December 28, 2012, the Registrant announced the internal promotion of several officers within the company. The following table lists the positions held by each individual before and after December 28, 2012. All of the changes were effective on December 28, 2012.

Name	Prior Position	New Position
Aileen Qi	Chief Financial Officer (Principal Financial and Accounting Officer)	Vice President
Charles Li	Internal Controls Manager	Chief Financial Officer (Principal Financial and Accounting Officer)

Jingli (Charles) Li

Chief Finance Executive

Age – 27

With Dehaier since 2010

Mr. Li is very familiar with US GAAP, China GAAP and the Sarbanes-Oxley Act and has supported Dehaier with the establishment of internal control system and procedures since November 2010. He previously worked as senior auditor in KPMG Huazhen Beijing from September 2008 through November 2010 with extensive experience in audit methods and internal controls as well as financial management. Mr. Li earned his bachelor degree in Economics at Beijing University of Technology in 2008 and is a member of the Internal Control Institute as a Certified Internal Control Specialist.

Yanying (Aileen) Qi

Vice President

Age – 33

With Dehaier since 2004

Ms. Qi is familiar with US GAAP and PRC GAAP reporting and has assisted Dehaier with the Company’s IPO and ongoing accounting reporting responsibilities. Prior to joining Dehaier, Ms. Qi served for three years as Financial Manager at Singapore Shoubiao Company Ltd. Ms. Qi earned dual degrees in accounting and finance at Renmin University in China.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press release dated January 4, 2013 titled “Dehaier Medical Announces Management Change.”

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEHAIER MEDICAL SYSTEMS LIMITED

By:	/s/ Ping Chen
Ping Chen
Chief Executive Officer

Dated:   January 4, 2013